Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the inclusion in this Form S-1 Registration Statement of The Greater Cannabis Company, Inc. (the “Company”) of my report dated April 15, 2019 relating to the consolidated financial statements of the Company for the years ended December 31, 2018 and 2017 included in this Registration Statement.

I also consent to the reference to the Firm under the heading “Experts” in such Registration Statement.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
January 16, 2020